Exhibit 99.4

FOR IMMEDIATE RELEASE

Premier Inc. Provides Information for Rescheduled Third-Quarter Conference Call

CHARLOTTE, NC, May 9, 2016 – Following unexpected technical difficulties experienced by its conference call service provider, Premier Inc. (NASDAQ: PINC) has rescheduled its fiscal 2016 third-quarter financial results conference call for Tuesday, May 10, 2016 at 8 a.m. ET.

The conference call will be webcast live and can be accessed through a link provided on the investor relations page of Premier’s website at investors.premierinc.com.

Those wishing to participate by phone may do so by dialing 574.990.9823 and providing the operator with conference ID number 10687976. Please dial in at least five minutes before the start of the call to register.

A replay of the conference call will be available beginning approximately two hours after completion of the call through May 23, 2016, by dialing 404.537.3406, passcode: 10687976. The webcast will also be archived on Premier’s investor relations page. The archived webcast will also be accessible on Premier’s investor relations page.

About Premier Inc.

Premier Inc. (NASDAQ: PINC) is a leading healthcare improvement company, uniting an alliance of approximately 3,600 U.S. hospitals and 120,000 other providers to transform healthcare. With integrated data and analytics, collaboratives, supply chain solutions, and advisory and other services, Premier enables better care and outcomes at a lower cost. Premier, a Malcolm Baldrige National Quality Award recipient, plays a critical role in the rapidly evolving healthcare industry, collaborating with members to co-develop long-term innovations that reinvent and improve the way care is delivered to patients nationwide. Headquartered in Charlotte, N.C., Premier is passionate about transforming American healthcare. Please visit Premier’s news and investor sites on www.premierinc.com; as well as Twitter, Facebook, LinkedIn, YouTube, Instagram, Foursquare and Premier’s blog for more information about the company.

Investor relations contact:	Media contact:
Jim Storey	Amanda Forster
Vice President, Investor Relations	Vice President, Public Relations
704.816.5958	202.879.8004
jim_storey@premierinc.com	amanda_forster@premierinc.com